PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 17 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                      Dated March 29, 2001
                                                                  Rule 424(b)(3)

                                  $20,000,000

                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                  0.25% Exchangeable Notes due April 15, 2008
                   Exchangeable for Shares of Common Stock of
                            State Street Corporation

Beginning April 15, 2001, you will be able to exchange your notes for a number of shares of State Street Corporation common stock, subject to our right to call all of the notes on or after September 28, 2003.

o    The principal amount and issue price of each note is $1,000.

o We will pay interest at the rate of 0.25% per year on the $1,000 principal amount of each note. Interest will be paid semi-annually on each April 15 and October 15, beginning October 15, 2001.

o Beginning April 15, 2001, you will have the right to exchange each note for 8.70355 shares of State Street common stock. If you exchange, we will have the right to deliver either the actual shares or the cash value of such shares to you. You will not receive any accrued but unpaid interest.

o Beginning September 28, 2003, we have the right to call all of the notes and pay to you the call price of $1,000. However, if the market value of
     8.70355 shares of State Street Corporation common stock on the last trading day before we send our call notice is equal to or greater than $1,000, we will deliver to you 8.70355 shares of State Street Corporation common stock per note instead.

o If we decide to call the notes, we will give you notice at least 30 but not more than 60 days before the call date specified in the notice. If we notify you that we will be delivering shares of State Street Corporation common stock on the call date, rather than the cash call price, you will still be able to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date.

o    If you hold the notes to maturity, we will pay $1,000 per note to you.

o State Street Corporation is not involved in this offering of the notes in any way and will have no obligation of any kind with respect to the notes.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------

                        PRICE 100% AND ACCRUED INTEREST

                            -----------------------

                    Price to Public    Agent's Commission    Proceeds to Company
                    ---------------    ------------------    -------------------
Per Note......            100%                 0.12%                99.88%
Total.........         $20,000,000            $24,000             $19,976,000

                           MORGAN STANLEY DEAN WITTER

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

      The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                              The Notes

Each note costs $1,000        We, Morgan Stanley Dean Witter & Co., are offering
                              our 0.25% Exchangeable Notes due April 15, 2008, which you may exchange for State Street
                              Corporation common stock beginning on April 15, 2001. The principal amount and issue price of each note is $1,000. We refer to State Street
                              Corporation common stock as State Street Stock.
                              If you hold the notes to maturity, which is April
                              15, 2008, we will pay $1,000 per note to you.

0.25% interest on the         We will pay interest at the rate of 0.25% per year
principal amount               on the $1,000 principal amount of each note.
                              Interest will be paid semi-annually on each April
                              15 and October 15, beginning October 15, 2001.

                              Your Exchange Right

The exchange ratio            Beginning April 15, 2001, you may exchange each
is 8.70355                    note for a number of shares of State Street Stock
                              equal to the exchange ratio. The exchange ratio is 8.70355 shares of State Street Stock per note, subject to adjustment for certain corporate events relating to State Street Corporation, which we refer to as State Street. When you exchange your notes, our affiliate Morgan Stanley
                              & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of State
                              Street shares you will receive based on the principal amount of the notes you exchange and the exchange ratio as it may have been adjusted through the time of the exchange.

                              To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                              o fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

                              o deliver your Official Notice of Exchange to us before 11:00 a.m. (New York
                                   City time) on that day; and

                              o    deliver your note certificate to The
                                   Chase Manhattan Bank, as trustee for
                                   our senior notes, on the day we
                                   deliver your shares or pay cash to
                                   you, as described below.

                              If you give us your Official Notice of Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

We can choose to pay to you   We will pay to you, at our option, within 3
cash or State Street Stock    business days after you give us your Official
if you elect to exchange      Notice of Exchange, either:
your  notes
                              o    shares of State Street Stock, or

                              o    the cash value of such shares.

                              We will not pay any accrued but unpaid interest if you elect to exchange your notes.

                              Our right to call the notes may affect your ability to exchange your notes.

Our Call Right                Beginning September 28, 2003, we have the right to
                              call all of the notes. If we call the notes, we will do the following:

                              o send a notice announcing that we have decided to call the notes;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your notes to the trustee; that call date will not be less than 30 or more than 60 days after the date of the notice; and

                              o specify in the notice the number of shares of State Street Stock or the cash call price that we will pay to you in exchange for each note, as explained in the next paragraph.

We may call the notes for     On the last trading day before the date of our
stock or cash, depending      call notice, the calculation agent will determine
on the price of State Street  the value of the shares of State Street Stock that
Stock                         a noteholder would receive upon exchange of a
                              note. That value is referred to as parity. If parity is less than the call price of $1,000, then we will pay the call price to you in cash.
                              If we notify you that we will give you cash on the call date, you will no longer be able to exercise your exchange right.

                              If, however, parity as so determined is equal to or greater than the call price, then we will deliver the shares of State Street Stock instead. In that case, you will still have the right to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date.

State Street Stock is         The last reported sales price of State Street
currently $91.76 a share      Stock on the New York Stock Exchange, Inc. on the
                              date of this pricing supplement was $91.76. You can review the publicly-reported prices of State
                              Street Stock for the last three years in the "Historical Information" section of this pricing supplement.

The Calculation Agent         We have appointed our affiliate MS & Co. to act as
                              calculation agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and calculate the amount of State Street Stock or cash that you receive if you exercise your exchange right or if we call the notes. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of the State Street Stock and that we describe in the section called
                              "Description of Notes--Antidilution Adjustments" in this pricing supplement.

No Affiliation with           State Street is not an affiliate of ours and is
State Street                  not involved with this offering in any way. The
                              notes are obligations of Morgan Stanley Dean
                              Witter & Co. and not of State Street.

More Information              The notes are senior notes issued as part of our
on the Notes                  Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated January 24, 2001. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the "Description of Notes"
                              section in this pricing supplement for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section called "Risk Factors." We urge you to consult with your investment, legal, accounting and other advisors with regards to any investment in the notes.

How to reach us               You may contact us at our principal executive
                              offices at 1585 Broadway, New York, New York
                              10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Yield to Maturity Less Than   These notes pay interest at the rate of 0.25% of
Interest on Ordinary Notes    the principal amount per year. This interest rate
                              is lower than the interest rate that we would pay on non-exchangeable senior notes maturing at the same time as the notes. If you exchange your notes or if we call the notes, you will not receive any accrued but unpaid interest.

Notes May Not Be              There may be little or no secondary market for the
Actively Traded               notes.  Even if there is a secondary market, it
                              may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co.
                              currently intends to act as a market maker for the notes, but it is not required to do so.

Market Price of Notes         Several factors, many of which are beyond our
Influenced by Many            control, will influence the value of the notes,
Unpredictable Factors         including:

                              o    the market price of State Street Stock

                              o the volatility (frequency and magnitude of changes in price) of State Street Stock

                              o    the dividend rate on State Street Stock

                              o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of State Street Stock

                              o    interest and yield rates in the market

                              o    the time remaining until (1) you can
                                   exchange your notes for State Street
                                   Stock, (2) we can call the notes and (3) the notes mature

                              o    our creditworthiness

                              These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of State Street Stock is at, below or not sufficiently above the price of State Street Stock at pricing.

                              You cannot predict the future performance of State Street Stock based on its historical performance.

No Affiliation with           We are not affiliated with State Street.  Although
State Street                  we do not have any non-public information about
                              State Street as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with State Street, including extending loans to, or making equity investments in, State Street or providing advisory services to State Street, including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of State Street, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio. State Street is not involved in the offering of the notes in any way and has no obligation to consider your interest as an owner of these notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to State Street.

You Have No                   As an owner of notes, you will not have voting
Shareholder Rights            rights or the right to receive dividends or other
                              distributions or any other rights with respect to State Street Stock.

Limited Antidilution          MS & Co., as calculation agent, will adjust the
Adjustments                   exchange ratio for certain events affecting State
                              Street Stock, such as stock splits and stock dividends, and certain other corporate actions involving State Street, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect State Street Stock. For example, the calculation agent is not required to make any adjustments if State Street or anyone else makes a partial tender offer or a partial exchange offer for State Street Stock. If an event occurs that does not require the calculation agent to adjust the exchange rate, the market price of the notes may be materially and adversely affected.
                              In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect State Street Stock other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the notes.

Adverse Economic Interests    As calculation agent, MS & Co. will calculate how
of the Calculation Agent and many shares of State Street Stock or equivalent Its Affiliates May Influence cash amount you will receive in exchange for your
Determinations                notes and what adjustments should be made to the
                              exchange ratio to reflect certain corporate and other events. MS & Co. and other affiliates may carry out hedging activities related to the notes or to other instruments, including trading in State Street Stock as well as in other instruments related to State Street Stock. MS &
                              Co. and some of our subsidiaries also trade State
                              Street Stock on a regular basis as part of their general broker-dealer businesses. We or our subsidiaries may issue other securities linked to State Street Stock. Any of these activities and MS & Co.'s affiliation with us could influence MS
                              & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio, and, accordingly, the amount of stock or cash that you receive when you exchange the notes or when we call the notes. In addition, such trading activity could potentially affect the price of State Street Stock and, thereby, the value of the State Street Stock or cash you will receive upon exchange or redemption.

Tax Treatment                 You should also consider the tax consequences of
                              investing in the notes. If you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the notes, which will be higher than the 0.25% interest rate you will receive on the notes. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or retirement of the notes will be treated as ordinary income. Please read carefully the section "Description of Notes--United States
                              Federal Taxation" in this pricing supplement.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of our 0.25% Exchangeable Notes due April 15, 2008 (Exchangeable for Shares of State Street Stock). In this pricing supplement, the terms "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount.......................  $20,000,000

Maturity Date..........................  April 15, 2008

Specified Currency.....................  U.S. Dollars

Issue Price............................  100%

Interest Rate..........................  0.25% per annum

Interest Payment Dates.................  April 15 and October 15, beginning
                                         October 15, 2001

Original Issue Date (Settlement Date)..  April 3, 2001

CUSIP..................................  617446GK9

Minimum Denominations..................  $1,000

Initial State Street Stock Price.......  $92.4713, the price of State Street
                                         Stock at the time we priced the Notes.

Exchange Right.........................  On any Exchange Date, you will be entitled upon your completion and
                                         delivery to us and the Calculation
                                         Agent of an Official Notice of
                                         Exchange (in the form of Annex A
                                         attached hereto) prior to 11:00 a.m.
                                         New York City time on such date to
                                         exchange each Note for State Street
                                         Stock at the Exchange Ratio. You will
                                         not, however, be entitled to exchange
                                         your Notes if we have previously
                                         called the Notes for the cash Call
                                         Price as described under "--MSDW Call
                                         Right" below.

                                         Upon any such exchange, we may, at our
                                         sole option, either deliver such
                                         shares of State Street Stock or pay an
                                         amount in cash equal to the Exchange
                                         Ratio times the Market Price of State
                                         Street Stock on the Exchange Date, as
                                         determined by the Calculation Agent,
                                         in lieu of such State Street Stock.
                                         See "--Market Price."

                                         Such delivery or payment will be
                                         scheduled to be made 3 business days
                                         after the Exchange Date, upon delivery
                                         of your Notes to the Trustee. We refer
                                         to that third business day after the
                                         Exchange Date, or, if later, the day
                                         on which you actually deliver your
                                         Notes to the Trustee and fulfill all
                                         the conditions of your exchange as the
                                         "Exchange Settlement Date".

                                         Upon any exercise of the Exchange
                                         Right, you will not be entitled to
                                         receive any cash payment representing
                                         any accrued but unpaid interest.
                                         Consequently, if you exchange your
                                         Notes so that the Exchange Settlement
                                         Date occurs during the period from the
                                         close of
                                         business on the Record Date (as
                                         defined below) for the payment of
                                         interest and prior to the next
                                         succeeding Interest Payment Date, the
                                         Notes that you exchange must, as a
                                         condition to the delivery of State
                                         Street Stock or cash to you, be
                                         accompanied by funds equal to the
                                         interest payable on the succeeding
                                         Interest Payment Date on the principal
                                         amount you exchange.

                                         We will, or will cause the Calculation
                                         Agent to, deliver such shares of State
                                         Street Stock or cash to the Trustee
                                         for delivery to you.

Record Date............................  The Record Date for each Interest
                                         Payment Date (other than the Maturity
                                         Date) will be the close of business on
                                         the date 15 calendar days prior to
                                         such Interest Payment Date, whether or
                                         not that date is a Business Day.

No Fractional Shares ..................  If upon any exchange of the Notes we deliver shares of State Street Stock,
                                         we will pay cash in lieu of delivering
                                         fractional shares of State Street
                                         Stock in an amount equal to the
                                         corresponding fractional Market Price
                                         of State Street Stock as determined by
                                         the Calculation Agent on such Exchange
                                         Date.

Exchange Ratio ........................  8.70355, subject to adjustment for certain corporate events relating to
                                         State Street . See "--Antidilution
                                         Adjustments" below.

Exchange Date..........................  Any Trading Day on which you satisfy the conditions to exchange your Notes
                                         as described under "Exchange Right"
                                         above; provided that such Trading Day
                                         falls during the period beginning
                                         April 15, 2001 and ending on the day
                                         prior to the earliest of (i) the fifth
                                         scheduled Trading Day prior to the
                                         Maturity Date, (ii) the fifth
                                         scheduled Trading Day prior to the
                                         Call Date and (iii) in the event of a
                                         call for the cash Call Price as
                                         described under "--MSDW Call Right"
                                         below, the last scheduled Trading Day
                                         prior to the MSDW Notice Date.

MSDW Call Right .......................  On or after September 28, 2003, we may call the Notes, in whole but not in
                                         part, for mandatory exchange into
                                         State Street Stock at the Exchange
                                         Ratio; provided that, if Parity on the
                                         Trading Day immediately preceding the
                                         MSDW Notice Date, as determined by the
                                         Calculation Agent, is less than the
                                         Call Price, we will pay the Call Price
                                         in cash on the Call Date. If we call
                                         the Notes for mandatory exchange,
                                         then, unless you subsequently exercise
                                         the Exchange Right (the exercise of
                                         which will not be available to you
                                         following a call for cash in an amount
                                         equal to the Call Price), the State
                                         Street Stock or (in the event of a
                                         call for cash, as described above)
                                         cash to be delivered to you will be
                                         delivered on the Call Date fixed by us
                                         and set forth in our notice of
                                         mandatory exchange, upon delivery of
                                         your Notes to the Trustee. We will, or
                                         will cause the Calculation Agent to,
                                         deliver such shares of State Street
                                         Stock or cash to the Trustee for
                                         delivery to you. You will not receive
                                         any accrued but unpaid interest on the
                                         Notes.

                                         On or after the MSDW Notice Date
                                         (other than with respect to a call of
                                         the Notes for the cash Call Price by
                                         MSDW) you will continue to
                                         be entitled to exercise the Exchange
                                         Right and receive any amounts
                                         described under "--Exchange Right"
                                         above.

MSDW Notice Date.......................  The scheduled Trading Day on which we issue our notice of mandatory
                                         exchange, which must be at least 30
                                         but no more than 60 days prior to the
                                         Call Date.

Call Date............................... The scheduled Trading Day on or after
                                         September 28, 2003 specified by us in
                                         our notice of mandatory exchange on
                                         which we will deliver State Street
                                         Stock or cash to holders of the Notes
                                         for mandatory exchange.

Parity.................................  With respect to any Trading Day, an amount equal to the Exchange Ratio
                                         times the Market Price (as defined
                                         below) of State Street Stock on such
                                         Trading Day.

Call Price.............................  $1,000 per Note.

Market Price...........................  If State Street Stock (or any other security for which a Market Price must
                                         be determined) is listed on a national
                                         securities exchange, is a security of
                                         the Nasdaq National Market or is
                                         included in the OTC Bulletin Board
                                         Service ("OTC Bulletin Board")
                                         operated by the National Association
                                         of Securities Dealers, Inc. (the
                                         "NASD"), the Market Price for one
                                         share of State Street Stock (or one
                                         unit of any such other security) on
                                         any Trading Day means (i) the last
                                         reported sale price, regular way, on
                                         such day on the principal United
                                         States securities exchange registered
                                         under the Securities Exchange Act of
                                         1934, as modified (the "Exchange
                                         Act"), on which State Street Stock (or
                                         any such other security) is listed or
                                         admitted to trading or (ii) if not
                                         listed or admitted to trading on any
                                         such securities exchange or if such
                                         last reported sale price is not
                                         obtainable (even if State Street Stock
                                         (or other such security) is listed or
                                         admitted to trading on such securities
                                         exchanges), the last reported sale
                                         price on the over-the- counter market
                                         as reported on the Nasdaq National
                                         Market or OTC Bulletin Board on such
                                         day. If the last reported sale price
                                         is not available pursuant to clause
                                         (i) or (ii) of the preceding sentence
                                         because of a Market Disruption Event
                                         or otherwise, the Market Price for any
                                         Trading Day shall be the mean, as
                                         determined by the Calculation Agent,
                                         of the bid prices for State Street
                                         Stock (or any such other security)
                                         obtained from as many dealers in such
                                         security (which may include MS & Co.
                                         or any of our other subsidiaries or
                                         affiliates), but not exceeding three,
                                         as will make such bid prices available
                                         to the Calculation Agent. A "security
                                         of the Nasdaq National Market" shall
                                         include a security included in any
                                         successor to such system and the term
                                         "OTC Bulletin Board Service" shall
                                         include any successor service thereto.

Trading Day............................  A day, as determined by the Calculation
                                         Agent, on which trading is generally
                                         conducted on the New York Stock
                                         Exchange, Inc. ("NYSE"), the American
                                         Stock Exchange LLC, the Nasdaq
                                         National Market, the Chicago
                                         Mercantile Exchange and the Chicago
                                         Board of Options Exchange and in the
                                         over-the-counter market for equity
                                         securities in the United States and on
                                         which a Market Disruption Event has
                                         not occurred.

Book Entry Note or Certificated Note...  Book Entry, DTC

Senior Note or Subordinated Note.......  Senior

Trustee................................  The Chase Manhattan Bank

Agent for this Underwritten
Offering of Notes......................  MS & Co.

Calculation Agent......................  MS & Co.

                                         All determinations made by the
                                         Calculation Agent will be at the sole
                                         discretion of the Calculation Agent
                                         and will, in the absence of manifest
                                         error, be conclusive for all purposes
                                         and binding on you and on us.

                                         Because the Calculation Agent is our
                                         affiliate, the economic interests of
                                         the Calculation Agent and its
                                         affiliates may be adverse to your
                                         interests as an owner of the Notes,
                                         including with respect to certain
                                         determinations and judgments that the
                                         Calculation Agent must make in making
                                         adjustments to the Exchange Ratio or
                                         other anti-dilution adjustments or
                                         determining the Market Price or
                                         whether a Market Disruption Event has
                                         occurred. See "Antidilution
                                         Adjustments" and "Market Disruption
                                         Event" below. MS & Co. is obligated to
                                         carry out its duties and functions as
                                         Calculation Agent in good faith and
                                         using its reasonable judgment.

Antidilution Adjustments...............  The Exchange Ratio will be adjusted as follows:

                                         1. If State Street Stock is subject to
                                         a stock split or reverse stock split,
                                         then once such split has become
                                         effective, the Exchange Ratio will be
                                         adjusted to equal the product of the
                                         prior Exchange Ratio and the number of
                                         shares issued in such stock split or
                                         reverse stock split with respect to
                                         one share of State Street Stock.

                                         2. If State Street Stock is subject
                                         (i) to a stock dividend (issuance of
                                         additional shares of State Street
                                         Stock) that is given ratably to all
                                         holders of shares of State Street
                                         Stock or (ii) to a distribution of
                                         State Street Stock as a result of the
                                         triggering of any provision of the
                                         corporate charter of State Street,
                                         then once the dividend has become
                                         effective and State Street Stock is
                                         trading ex-dividend, the Exchange
                                         Ratio will be adjusted so that the new
                                         Exchange Ratio shall equal the prior
                                         Exchange Ratio plus the product of (i)
                                         the number of shares issued with
                                         respect to one share of State Street
                                         Stock and (ii) the prior Exchange
                                         Ratio.

                                         3. There will be no adjustments to the
                                         Exchange Ratio to reflect cash
                                         dividends or other distributions paid
                                         with respect to State Street Stock
                                         other than distributions described in
                                         paragraph 6 below and Extraordinary
                                         Dividends as described below. A cash
                                         dividend or other distribution with
                                         respect to State Street Stock will be
                                         deemed to be an "Extraordinary
                                         Dividend" if such dividend or other
                                         distribution exceeds the immediately
                                         preceding non-Extraordinary Dividend
                                         for State Street Stock (as adjusted
                                         for any subsequent
                                         corporate event requiring an
                                         adjustment hereunder, such as a stock
                                         split or reverse stock split) by an
                                         amount equal to at least 10% of the
                                         Market Price of State Street Stock on
                                         the Trading Day preceding the
                                         ex-dividend date for the payment of
                                         such Extraordinary Dividend (the
                                         "ex-dividend date"). If an
                                         Extraordinary Dividend occurs with
                                         respect to State Street Stock, the
                                         Exchange Ratio with respect to State
                                         Street Stock will be adjusted on the
                                         ex-dividend date with respect to such
                                         Extraordinary Dividend so that the new
                                         Exchange Ratio will equal the product
                                         of (i) the then current Exchange Ratio
                                         and (ii) a fraction, the numerator of
                                         which is the Market Price on the
                                         Trading Day preceding the ex-dividend
                                         date, and the denominator of which is
                                         the amount by which the Market Price
                                         on the Trading Day preceding the
                                         ex-dividend date exceeds the
                                         Extraordinary Dividend Amount. The
                                         "Extraordinary Dividend Amount" with
                                         respect to an Extraordinary Dividend
                                         for State Street Stock will equal (i)
                                         in the case of cash dividends or other
                                         distributions that constitute
                                         quarterly dividends, the amount per
                                         share of such Extraordinary Dividend
                                         minus the amount per share of the
                                         immediately preceding non-
                                         Extraordinary Dividend for State
                                         Street Stock or (ii) in the case of
                                         cash dividends or other distributions
                                         that do not constitute quarterly
                                         dividends, the amount per share of
                                         such Extraordinary Dividend. To the
                                         extent an Extraordinary Dividend is
                                         not paid in cash, the value of the
                                         non-cash component will be determined
                                         by the Calculation Agent, whose
                                         determination shall be conclusive. A
                                         distribution on the State Street Stock
                                         described in paragraph 6 below that
                                         also constitutes an Extraordinary
                                         Dividend shall only cause an
                                         adjustment to the Exchange Ratio
                                         pursuant to paragraph 6.

                                         4. If State Street is being liquidated
                                         or is subject to a proceeding under
                                         any applicable bankruptcy, insolvency
                                         or other similar law, the Notes will
                                         continue to be exchangeable into State
                                         Street Stock so long as a Market Price
                                         for State Street Stock is available.
                                         If a Market Price is no longer
                                         available for State Street Stock for
                                         whatever reason, including the
                                         liquidation of State Street or the
                                         subjection of State Street to a
                                         proceeding under any applicable
                                         bankruptcy, insolvency or other
                                         similar law, then the value of State
                                         Street Stock will equal zero for so
                                         long as no Market Price is available.

                                         5. If there occurs any
                                         reclassification or change of State
                                         Street Stock, including, without
                                         limitation, as a result of the
                                         issuance of tracking stock by State
                                         Street, or if State Street has been
                                         subject to a merger, combination or
                                         consolidation and is not the surviving
                                         entity, or if there occurs a sale or
                                         conveyance to another corporation of
                                         the property and assets of State
                                         Street as an entirety or substantially
                                         as an entirety, in each case as a
                                         result of which the holders of State
                                         Street Stock shall be entitled to
                                         receive stock, other securities or
                                         other property or assets (including,
                                         without limitation, cash or other
                                         classes of stock of State Street)
                                         ("Exchange Property") with respect to
                                         or in exchange for such State Street
                                         Stock, then the holders of the Notes
                                         then outstanding will be entitled
                                         thereafter to exchange such Notes into
                                         the kind and amount of Exchange
                                         Property that they would have owned or
                                         been entitled to receive upon such
                                         reclassification, change, merger,
                                         combination, consolidation, sale or
                                         conveyance had such holders exchanged
                                         such Notes at the then current
                                         Exchange Ratio for

                                         State Street Stock immediately prior
                                         to any such corporate event, but
                                         without interest thereon. At such
                                         time, no adjustment will be made to
                                         the Exchange Ratio.

                                         6. If State Street issues to all of
                                         its shareholders equity securities of
                                         an issuer other than State Street
                                         (other than in a transaction described
                                         in paragraph 5 above), then the
                                         holders of the Notes then outstanding
                                         will be entitled to receive such new
                                         equity securities upon exchange of
                                         such Notes. The Exchange Ratio for
                                         such new equity securities will equal
                                         the product of the Exchange Ratio in
                                         effect for State Street Stock at the
                                         time of the issuance of such new
                                         equity securities times the number of
                                         shares of the new equity securities
                                         issued with respect to one share of
                                         State Street Stock.

                                         7. No adjustments to the Exchange
                                         Ratio will be required other than
                                         those specified above. The adjustments
                                         specified above do not cover all of
                                         the events that could affect the
                                         Market Price. However, we may, at our
                                         sole discretion, cause the Calculation
                                         Agent to make additional changes to
                                         the Exchange Ratio upon the occurrence
                                         of corporate or other similar events
                                         that affect or could potentially
                                         affect market prices of, or
                                         shareholders' rights in, the State
                                         Street Stock (or other Exchange
                                         Property) but only to reflect such
                                         changes, and not with the aim of
                                         changing relative investment risk.

                                         No adjustments to the Exchange Ratio
                                         will be required unless such
                                         adjustment would require a change of
                                         at least 0.1% in the Exchange Ratio
                                         then in effect. The Exchange Ratio
                                         resulting from any of the adjustments
                                         specified above will be rounded to the
                                         nearest one hundred-thousandth with
                                         five one-millionths being rounded
                                         upward.

                                         The Calculation Agent shall be solely
                                         responsible for the determination and
                                         calculation of any adjustments to the
                                         Exchange Ratio and of any related
                                         determinations and calculations with
                                         respect to any distributions of stock,
                                         other securities or other property or
                                         assets (including cash) in connection
                                         with any corporate event described in
                                         paragraph 5 or 6 above, and its
                                         determinations and calculations with
                                         respect thereto shall be conclusive.

                                         If you exercise your Exchange Right
                                         and we elect to deliver State Street
                                         Stock, we will continue to make such
                                         adjustments until the close of
                                         business on the day prior to the
                                         Exchange Settlement Date.

                                         The Calculation Agent will provide
                                         information as to any adjustments to
                                         the Exchange Ratio upon written
                                         request by any holder of the Notes.

Market Disruption Event................  "Market Disruption Event" means, with respect to State Street Stock, the
                                         occurrence or existence of any of the
                                         following events as determined by the
                                         Calculation Agent:

                                             (i) a suspension, absence or
                                             material limitation of trading of
                                             State Street Stock on the primary
                                             market for State Street Stock for
                                             more than two hours of trading or
                                             during the one-half hour period
                                             preceding the close of trading in
                                             such market; or a
                                             breakdown or failure in the price
                                             and trade reporting systems of the
                                             primary market for State Street
                                             Stock as a result of which the
                                             reported trading prices for State
                                             Street Stock during the last one-
                                             half hour preceding the closing of
                                             trading in such market are
                                             materially inaccurate; or the
                                             suspension, absence or material
                                             limitation on the primary market
                                             for trading in options contracts
                                             related to State Street Stock, if
                                             available, during the one-half
                                             hour period preceding the close of
                                             trading in the applicable market;
                                             and

                                             (ii) a determination by the
                                             Calculation Agent in its sole
                                             discretion that any event
                                             described in clause (i) above
                                             materially interfered with the
                                             ability of MSDW or any of its
                                             affiliates to unwind all or a
                                             material portion of the hedge with
                                             respect to the Notes.

                                         For purposes of determining whether a
                                         Market Disruption Event has occurred:
                                         (1) a limitation on the hours or
                                         number of days of trading will not
                                         constitute a Market Disruption Event
                                         if it results from an announced change
                                         in the regular business hours of the
                                         relevant exchange, (2) a decision to
                                         permanently discontinue trading in the
                                         relevant option contract will not
                                         constitute a Market Disruption Event,
                                         (3) limitations pursuant to NYSE Rule
                                         80A (or any applicable rule or
                                         regulation enacted or promulgated by
                                         the NYSE, any other self-regulatory
                                         organization or the Securities and
                                         Exchange Commission of similar scope
                                         as determined by the Calculation
                                         Agent) on trading during significant
                                         market fluctuations shall constitute a
                                         suspension, absence or material
                                         limitation of trading, (4) a
                                         suspension of trading in an options
                                         contract on State Street Stock by the
                                         primary securities market trading in
                                         such options, if available, by reason
                                         of (x) a price change exceeding limits
                                         set by such securities exchange or
                                         market, (y) an imbalance of orders
                                         relating to such contracts or (z) a
                                         disparity in bid and ask quotes
                                         relating to such contracts will
                                         constitute a suspension, absence or
                                         material limitation of trading in
                                         options contracts related to State
                                         Street Stock and (5) a suspension,
                                         absence or material limitation of
                                         trading on the primary securities
                                         market on which options contracts
                                         related to State Street Stock are
                                         traded will not include any time when
                                         such securities market is itself
                                         closed for trading under ordinary
                                         circumstances.

Alternate Exchange Calculation
in case of an Event of Default.........  In case an Event of Default with respect to the Notes shall have
                                         occurred and be continuing, the amount
                                         declared due and payable per Note upon
                                         any acceleration of any Note shall be
                                         determined by MS & Co., as Calculation
                                         Agent, and shall be equal to the
                                         principal amount of a Note plus any
                                         accrued and unpaid interest at the
                                         Interest Rate to but not including the
                                         date of acceleration; provided that if
                                         (x) the owner of a Note has submitted
                                         an Official Notice of Exchange to us
                                         in accordance with the Exchange Right
                                         or (y) we have called the Notes, other
                                         than a call for the cash Call Price,
                                         in accordance with the MSDW Call
                                         Right, the amount declared due and
                                         payable upon any such acceleration
                                         shall be an amount in cash for each
                                         $1,000 principal amount of a Note
                                         equal to the Exchange Ratio times the
                                         Market Price, determined by the
                                         Calculation Agent as of the

                                         Exchange Date or as of the date of
                                         acceleration, respectively, and shall
                                         not include any accrued and unpaid
                                         interest thereon; provided further
                                         that if the Issuer has called the
                                         Notes for cash in an amount equal to
                                         the Call Price, in accordance with the
                                         MSDW Call Right, the amount declared
                                         due and payable upon any such
                                         acceleration shall be an amount in
                                         cash for each $1,000 principal amount
                                         of a Note equal to the applicable Call
                                         Price. See "--Call Price" above.

State Street Stock;
Public Information.....................  State Street is a financial holding company that provides a full range of
                                         products for sophisticated global
                                         investors. State Street Stock is
                                         registered under the Exchange Act.
                                         Companies with securities registered
                                         under the Exchange Act are required to
                                         file periodically certain financial
                                         and other information specified by the
                                         Securities and Exchange Commission
                                         (the "Commission"). Information
                                         provided to or filed with the
                                         Commission can be inspected and copied
                                         at the public reference facilities
                                         maintained by the Commission at Room
                                         1024, 450 Fifth Street, N.W.,
                                         Washington, D.C. 20549 or at its
                                         Regional Offices located at Suite
                                         1400, Citicorp Center, 500 West
                                         Madison Street, Chicago, Illinois
                                         60661 and at Seven World Trade Center,
                                         13th Floor, New York, New York 10048,
                                         and copies of such material can be
                                         obtained from the Public Reference
                                         Section of the Commission, 450 Fifth
                                         Street, N.W., Washington, D.C. 20549,
                                         at prescribed rates. In addition,
                                         information provided to or filed with
                                         the Commission electronically can be
                                         accessed through a website maintained
                                         by the Commission. The address of the
                                         Commission's website is
                                         http://www.sec.gov. Information
                                         provided to or filed with the
                                         Commission by State Street pursuant to
                                         the Exchange Act can be located by
                                         reference to Commission file number
                                         0-5108. In addition, information
                                         regarding State Street may be obtained
                                         from other sources including, but not
                                         limited to, press releases, newspaper
                                         articles and other publicly
                                         disseminated documents. We make no
                                         representation or warranty as to the
                                         accuracy or completeness of such
                                         information.

                                         This pricing supplement relates only
                                         to the Notes offered hereby and does
                                         not relate to State Street Stock or
                                         other securities of State Street. We
                                         have derived all disclosures contained
                                         in this pricing supplement regarding
                                         State Street from the publicly
                                         available documents described in the
                                         preceding paragraph. Neither we nor
                                         the Agent has participated in the
                                         preparation of such documents or made
                                         any due diligence inquiry with respect
                                         to State Street in connection with the
                                         offering of the Notes. Neither we nor
                                         the Agent makes any representation
                                         that such publicly available documents
                                         are or any other publicly available
                                         information regarding State Street is
                                         accurate or complete. Furthermore, we
                                         cannot give any assurance that all
                                         events occurring prior to the date
                                         hereof (including events that would
                                         affect the accuracy or completeness of
                                         the publicly available documents
                                         described in the preceding paragraph)
                                         that would affect the trading price of
                                         State Street Stock (and therefore the
                                         Exchange Ratio) have been publicly
                                         disclosed. Subsequent disclosure of
                                         any such events or the disclosure of
                                         or failure to disclose material future
                                         events concerning State Street could
                                         affect the value received on any
                                         Exchange Date or Call Date with
                                         respect to the Notes and therefore the
                                         trading prices of the Notes.

                                         Neither we nor any of our affiliates
                                         makes any representation to you as to
                                         the performance of State Street Stock.

                                         We or our subsidiaries may presently
                                         or from time to time engage in
                                         business with State Street, including
                                         extending loans to, or making equity
                                         investments in, State Street or
                                         providing advisory services to State
                                         Street, including merger and
                                         acquisition advisory services. In the
                                         course of such business, we or our
                                         subsidiaries may acquire non- public
                                         information with respect to State
                                         Street and, in addition, one or more
                                         of our affiliates may publish research
                                         reports with respect to State Street.
                                         The statement in the preceding
                                         sentence is not intended to affect the
                                         rights of holders of the Notes under
                                         the securities laws. As a prospective
                                         purchaser of a Note, you should
                                         undertake an independent investigation
                                         of State Street as in your judgment is
                                         appropriate to make an informed
                                         decision with respect to an investment
                                         in State Street Stock.

Historical Information.................  The following table sets forth the published high and low Market Price
                                         during 1998, 1999, 2000 and during
                                         2001 through March 29, 2001. The
                                         Market Price on March 29, 2001 was
                                         $91.76. We obtained the Market Prices
                                         listed below from Bloomberg Financial
                                         Markets and we believe such
                                         information to be accurate. You should
                                         not take the historical prices of
                                         State Street Stock as an indication of
                                         future performance. We cannot give any
                                         assurance that the price of State
                                         Street Stock will increase
                                         sufficiently to cause the beneficial
                                         owners of the Notes to receive an
                                         amount in excess of the principal
                                         amount on any Exchange Date or Call
                                         Date.

                           State Street Stock       High        Low    Dividends
                           ------------------     --------   --------  ---------
                    (CUSIP 857477103)
                    1998
                    First Quarter..............     69 1/2     51 1/2    $0.12
                    Second Quarter.............     73 5/16    65 7/16   $0.13
                    Third Quarter..............     73 1/16    49 1/2    $0.13
                    Fourth Quarter.............     72 5/16    50        $0.14

                    1999
                    First Quarter..............     88 1/4     67 13/16  $0.14
                    Second Quarter.............     95 1/4     75 3/16   $0.15
                    Third Quarter..............     87 3/16    55 7/8    $0.15
                    Fourth Quarter ............     78 3/8     59 7/8    $0.16

                    2000
                    First Quarter..............    100 7/16    63 3/8    $0.16
                    Second Quarter.............    119 1/4     87 1/8    $0.17
                    Third Quarter..............    130 36/59  100 3/8    $0.17
                    Fourth Quarter.............    133 43/50  107 10/91  $0.19

                    2001
                    First Quarter
                      (through March 29, 2001)..   150 1/2     80 5/6    $0.19

                                         Historical prices have been adjusted
                                         for a two-for-one stock split that
                                         will become effective in the second
                                         quarter of 2001.

                                         We make no representation as to the
                                         amount of dividends, if any, that
                                         State Street will pay in the future.
                                         In any event, as an owner of a Note,
                                         you will not be entitled to receive
                                         dividends, if any, that may be payable
                                         on State Street Stock.

Use of Proceeds and Hedging............  The net proceeds we receive from the sale of the Notes will be used for
                                         general corporate purposes and, in
                                         part, by us or one or more of our
                                         affiliates in connection with hedging
                                         our obligations under the Notes. See
                                         also "Use of Proceeds" in the
                                         accompanying prospectus.

                                         On or prior to the date of this
                                         pricing supplement, we, through our
                                         subsidiaries and others, hedged our
                                         anticipated exposure in connection
                                         with the Notes by taking positions in
                                         State Street Stock and positions in
                                         other instruments in connection with
                                         such hedging. Such hedging was carried
                                         out in a manner designed to minimize
                                         any impact on the price of State
                                         Street Stock. Our purchase activity
                                         could have potentially increased the
                                         price of State Street Stock, and
                                         therefore effectively have increased
                                         the level to which State Street Stock
                                         must rise before you would receive an
                                         amount of State Street Stock worth as
                                         much or more than the accreted
                                         principal amount of your Notes on any
                                         Exchange Date or Call Date. Through
                                         our subsidiaries, we are likely to
                                         modify our hedge position throughout
                                         the life of the Notes by purchasing
                                         and selling State Street Stock,
                                         options contracts on State Street
                                         Stock listed on major securities
                                         markets or positions in other
                                         securities or instruments that we may
                                         wish to use in connection with such
                                         hedging. Although we have no reason to
                                         believe that our hedging activity or
                                         other trading activities that we, or
                                         any of our affiliates, engaged in or
                                         may engage in has had or will have a
                                         material impact on the price of State
                                         Street Stock, we cannot give any
                                         assurance that we have not or will not
                                         affect such price as a result of our
                                         hedging or trading activities.

ERISA Matters for Pension Plans And
Insurance Companies..................... Each fiduciary of a pension, profit-
                                         sharing or other employee benefit plan
                                         subject to the Employee Retirement
                                         Income Security Act of 1974, as
                                         amended ("ERISA") (a "Plan"), should
                                         consider the fiduciary standards of
                                         ERISA in the context of the Plan's
                                         particular circumstances before
                                         authorizing an investment in the Notes
                                         Accordingly, among other factors, the
                                         fiduciary should consider whether the
                                         investment would satisfy the prudence
                                         and diversification requirements of
                                         ERISA and would be consistent with the
                                         documents and instruments governing
                                         the Plan.

                                         In addition, we and certain of our
                                         subsidiaries and affiliates, including
                                         MS & Co. and Dean Witter Reynolds Inc.
                                         ("DWR"), may each be considered a
                                         "party in interest" within the meaning
                                         of ERISA, or a "disqualified person"
                                         within the meaning of the Internal
                                         Revenue Code of 1986, as amended (the
                                         "Code") with respect to many Plans.
                                         Prohibited transactions within the
                                         meaning of ERISA or the Code would
                                         likely arise, for example, if the
                                         Notes are acquired by or with the
                                         assets of a Plan with respect to which
                                         MS & Co., DWR or any of their
                                         affiliates is a service provider,
                                         unless the Notes are acquired pursuant
                                         to an exemption from the "prohibited
                                         transaction" rules. A violation of
                                         these "prohibited transaction" rules
                                         may result
                                         in an excise tax or other liabilities
                                         under ERISA and/or Section 4975 of the
                                         Code for such persons, unless
                                         exemptive relief is available under an
                                         applicable statutory or administrative
                                         exemption.

                                         The U.S. Department of Labor has
                                         issued five prohibited transaction
                                         class exemptions ("PTCEs") that may
                                         provide exemptive relief for direct or
                                         indirect prohibited transactions
                                         resulting from the purchase or holding
                                         of the Notes. Those class exemptions
                                         are PTCE 96-23 (for certain
                                         transactions determined by in-house
                                         asset managers), PTCE 95-60 (for
                                         certain transactions involving
                                         insurance company general accounts),
                                         PTCE 91-38 (for certain transactions
                                         involving bank collective investment
                                         funds), PTCE 90-1 (for certain
                                         transactions involving insurance
                                         company separate accounts) and PTCE
                                         84-14 (for certain transactions
                                         determined by independent qualified
                                         asset managers).

                                         Because we may be considered a party
                                         in interest with respect to many
                                         Plans, the Notes may not be purchased
                                         or held by any Plan, any entity whose
                                         underlying assets include "plan
                                         assets" by reason of any Plan's
                                         investment in the entity (a "Plan
                                         Asset Entity") or any person investing
                                         "plan assets" of any Plan, unless such
                                         purchaser or holder is eligible for
                                         exemptive relief, including relief
                                         available under PTCE 96-23, 95-60,
                                         91-38, 90-1 or 84-14 or such purchase
                                         and holding is otherwise not
                                         prohibited. Any purchaser, including
                                         any fiduciary purchasing on behalf of
                                         a Plan, or holder of the Notes will be
                                         deemed to have represented, in its
                                         corporate and fiduciary capacity, by
                                         its purchase and holding thereof that
                                         it either (a) is not a Plan or a Plan
                                         Asset Entity and is not purchasing
                                         such securities on behalf of or with
                                         "plan assets" of any Plan or (b) is
                                         eligible for exemptive relief or such
                                         purchase or holding is not prohibited
                                         by ERISA or Section 4975 of the Code.

                                         Under ERISA, assets of a Plan may
                                         include assets held in the general
                                         account of an insurance company which
                                         has issued an insurance policy to such
                                         plan or assets of an entity in which
                                         the Plan has invested. Accordingly,
                                         insurance company general accounts
                                         that include assets of a Plan must
                                         ensure that one of the foregoing
                                         exemptions is available. Due to the
                                         complexity of these rules and the
                                         penalties that may be imposed upon
                                         persons involved in non-exempt
                                         prohibited transactions, it is
                                         particularly important that
                                         fiduciaries or other persons
                                         considering purchasing the Notes on
                                         behalf of or with "plan assets" of any
                                         Plan consult with their counsel
                                         regarding the availability of
                                         exemptive relief under PTCE 96-23,
                                         95-60, 91-38, 90-1 or 84-14.

                                         Purchasers of the Notes have exclusive
                                         responsibility for ensuring that their
                                         purchase and holding of the Notes do
                                         not violate the prohibited transaction
                                         rules of ERISA or the Code.

United States Federal Taxation.........  The Notes are Optionally Exchangeable
                                         Notes and investors should refer to
                                         the discussion under "United States
                                         Federal Taxation --Notes--Optionally
                                         Exchangeable Notes" in the
                                         accompanying prospectus supplement. In
                                         connection with the discussion
                                         thereunder, we have determined that
                                         the "comparable yield" is an annual
                                         rate of

                                         5.777% compounded semi-annually. Based
                                         on our determination of the comparable
                                         yield, the "projected payment
                                         schedule" for a Note (assuming a par
                                         amount of $1,000 or with respect to
                                         each integral multiple thereof)
                                         consists of the semi-annual coupons
                                         and an additional projected amount due
                                         at maturity, equal to $1471.35.

                                         The comparable yield and the projected
                                         payment schedule are not provided for
                                         any purpose other than the
                                         determination of United States
                                         Holders' interest accruals and
                                         adjustments in respect of the Notes,
                                         and we make no representation
                                         regarding the actual amounts of the
                                         payments on a Note.

                                                                         ANNEX A


                          OFFICIAL NOTICE OF EXCHANGE


                                             Dated: [On or after April 15, 2001]


Morgan Stanley Dean Witter & Co.           Morgan Stanley & Co. Incorporated, as
1585 Broadway                                Calculation Agent
New York, New York 10036                   1585 Broadway
                                           New York, New York 10036
                                           Fax No.: (212) 761-0674
                                           (Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, 0.25% Exchangeable Notes due April 15, 2008 (Exchangeable for Shares of Common Stock of State Street Corporation) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617446GK9) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is prior to the earliest of (i) the fifth scheduled Trading Day prior to April 15, 2008,
(ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price, the last scheduled Trading Day prior to the MSDW Notice Date, the Exchange Right as described in Pricing Supplement No. 17 dated March [29], 2001 (the "Pricing Supplement") to the Prospectus Supplement dated January 24, 2001 and the Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon MSDW will deliver, at its sole option, shares of the common stock of State Street Corporation or cash 3 business days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes) and (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged. The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.


                                         Very truly yours,
1.

                                         ---------------------------------------
                                         [Name of Holder]

                                         By:
                                            ------------------------------------
                                            [Title]

                                         ---------------------------------------
                                         [Fax No.]

                                         $
                                          --------------------------------------
                                         Principal Amount of Notes to be
                                         surrendered for exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY DEAN WITTER & CO., as Issuer

MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   -------------------------------------------------
   Title:

Date and time of acknowledgment
                               -------------------

Accrued interest, if any, due upon surrender of the Notes for exchange: $_______


                                      A-2